UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2017

MONDELĒZ INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-16483	52-2284372
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Parkway North, Deerfield, Illinois 60015

(Address of principal executive offices, including zip code)

(847) 943-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

Recent business divestitures

Mondelēz International, Inc. and subsidiaries (collectively, “we”, “our”, “the company” or “Mondelēz International”) are furnishing this current report to provide supplemental financial information regarding the effect of two recent business divestitures on our non-GAAP financial measures.

On April 28, 2017, we completed the sale of several manufacturing facilities in France and the sale or license of several local confectionery brands.

On July 4, 2017, we completed the sale of most of our grocery business in Australia and New Zealand to Bega Cheese Limited.

Please refer to our latest Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 for additional details on these transactions.

As a result of these divestitures, and consistent with the definitions of our non-GAAP financial measures, we will remove the results of these operations from our non-GAAP financial results going forward and for all historical periods presented. Our U.S. GAAP results will not change and will continue to include the results of the divested operations through the divestiture closing dates noted above. See Exhibit 99.1 for the revised unaudited non-GAAP financial information for the first quarter of 2017, all quarters of 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014.

Non-GAAP Financial Measures

We use non-GAAP financial information and believe it is useful to investors as it provides additional information to facilitate comparisons of historical operating results, identify trends in our underlying operating results and provide additional insight and transparency on how we evaluate our business. We use non-GAAP financial measures to budget, make operating and strategic decisions and evaluate our performance. We have detailed the non-GAAP adjustments that we make in our non-GAAP definitions below. The adjustments generally fall within the following categories: acquisition & divestiture activities, gains and losses on intangible asset sales and non-cash impairments, major program restructuring activities, constant currency and related adjustments, major program financing and hedging activities and other major items affecting comparability of operating results. We believe the non-GAAP measures should always be considered along with the related U.S. GAAP financial measures. For all periods presented in this Form 8-K, our non-GAAP financial measures Organic Net Revenue, Adjusted Operating Income and Adjusted EPS are defined below and can also be found within our historically reported Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for periods presented and as updated by the enclosed notes to the non-GAAP information provided in this Form 8-K. We have also supplementally provided the definitions of Adjusted Gross Profit and Adjusted Segment Operation Income on a comparable basis. As new events or circumstances arise, these definitions could change over time. When these definitions change, the company provides the updated definitions and presents the related non-GAAP historical results on a comparable basis (1).

Organic Net Revenue – defined as net revenues excluding the impacts of acquisitions, divestitures (2); the historical global coffee business (3); the historical Venezuelan operations; accounting calendar changes; and currency rate fluctuations (4). We believe that Organic Net Revenue reflects the underlying growth from the ongoing activities of our business and provides improved comparability of results. We also evaluate Organic Net Revenue growth from emerging markets and Power Brands.

Adjusted Gross Profit – defined as gross profit excluding Spin-Off Costs (5); the 2012-2014 Restructuring Program (6); the 2014-2018 Restructuring Program (6); acquisition integration costs; incremental costs associated with the Jacobs Douwe Egberts (“JDE”) coffee business transactions; the operating results of divestitures (2); the historical coffee business operating results (3); the historical Venezuelan operating results; and mark-to-market impacts from commodity and forecasted currency transaction derivative contracts (7). We also present “Adjusted Gross Profit margin,” which is subject to the same adjustments as Adjusted Gross Profit. We believe that Adjusted Gross Profit and Adjusted Gross Profit margin provide improved comparability of underlying operating results. We also evaluate growth in Adjusted Gross Profit on a constant currency basis (4).

Adjusted Operating Income and Adjusted Segment Operating Income – defined as operating income (or segment operating income) excluding the impacts of Spin-Off Costs (5); the 2012-2014 Restructuring Program (6); the 2014-2018 Restructuring Program (6); the Venezuela remeasurement and deconsolidation losses and historical operating results; gains or losses (including non-cash impairment charges) on goodwill and intangible assets; divestiture (2) or acquisition gains or losses and related integration and acquisition costs; the JDE coffee business transactions (3) gain and net incremental costs; the operating results of divestitures (2); the historical global coffee business operating results (3); mark-to-market impacts from commodity and forecasted currency transaction derivative contracts (7); equity method investment earnings historically reported within operating income (8); and the benefit from the settlement of a Cadbury tax matter (9). We also present “Adjusted Operating Income margin” and “Adjusted Segment Operating Income margin”, which are subject to the same adjustments as Adjusted Operating Income and Adjusted Segment Operating Income. We believe that Adjusted Operating Income, Adjusted Segment Operating Income, Adjusted Operating Income margin and Adjusted Segment Operating Income margin provide improved comparability of underlying operating results. We also evaluate growth in Adjusted Operating Income and Adjusted Segment Operating Income on a constant currency basis (4).

Adjusted EPS – defined as diluted EPS attributable to Mondelēz International from continuing operations excluding the impacts of Spin-Off Costs (5); the 2012-2014 Restructuring Program (6); the 2014-2018 Restructuring Program (6); the Venezuela remeasurement and deconsolidation losses and historical operating results; losses on debt extinguishment and related expenses; gains or losses (including non-cash impairment charges) on goodwill and intangible assets; divestiture (2) or acquisition gains or losses and related integration and acquisition costs; the JDE coffee business transactions (3) gain, transaction hedging gains or losses and net incremental costs; gain on the equity method investment exchange; net earnings from divestitures (2); mark-to-market impacts from commodity and forecasted currency transaction derivative contracts (7); gains or losses on interest rate swaps no longer designated as accounting cash flow hedges due to changed financing and hedging plans; and the benefit from the settlement of a Cadbury tax matter (9). Similarly, within Adjusted EPS, our equity method investment net earnings exclude our proportionate share of our investees’ unusual or infrequent items (10), such as acquisition and divestiture-related costs and restructuring program costs. The tax impact of each of the items excluded from our GAAP results was computed based on the facts and tax assumptions associated with each item and such impacts have also been excluded from Adjusted EPS. We believe that Adjusted EPS provides improved comparability of underlying operating results. We also evaluate growth in Adjusted EPS on a constant currency basis (4).

(1)	When items no longer impact our current or future presentation of non-GAAP operating results, we remove these items from our non-GAAP definitions.
(2)	Divestitures include completed sales of businesses and exits of major product lines upon completion of a sale or licensing agreement.
(3)	We continue to have an ongoing interest in the legacy coffee business we deconsolidated in 2015 as part of the JDE coffee business transactions. For historical periods prior to the July 15, 2015 coffee business deconsolidation, we have reclassified any net revenue or operating income from the historical coffee business and included them where the coffee equity method investment earnings are presented within Adjusted EPS. As such, Organic Net Revenue, Adjusted Gross Profit and Adjusted Operating Income in all periods do not include the results of our legacy coffee businesses which are shown within Adjusted EPS only.
(4)	Constant currency operating results are calculated by dividing or multiplying, as appropriate, the current-period local currency operating results by the currency exchange rates used to translate the financial statements in the comparable prior-year period to determine what the current-period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.
(5)	Refer to Note 2, Divestitures and Acquisitions – Spin-Off of Kraft Foods Group, to the consolidated financial statements in our Form 10-K for the year ended December 31, 2016 for more information on Spin-Off Costs incurred in connection with the October 1, 2012 spin-off of the Kraft Foods Group grocery business.
(6)	Non-GAAP adjustments related to the 2014-2018 Restructuring Program reflect costs incurred that relate to the objectives of our program to transform our supply chain network and organizational structure. Costs that do not meet the program objectives are not reflected in the non-GAAP adjustments. Refer to our Annual Report on Form 10-K for the year ended December 31, 2016 for more information on the 2012-2014 Restructuring Program.
(7)	During the third quarter of 2016, we began to exclude unrealized gains and losses (mark-to-market impacts) from outstanding commodity and forecasted currency transaction derivatives from our non-GAAP earnings measures until such time that the related exposures impact our operating results. Since we purchase commodity and forecasted currency contracts to mitigate price volatility primarily for inventory requirements in future periods, we made this adjustment to remove the volatility of these future inventory purchases on current operating results to facilitate comparisons of our underlying operating performance across periods. We also discontinued designating commodity and forecasted currency transaction derivatives for hedge accounting treatment. To facilitate comparisons of our underlying operating results, we have recast all historical non-GAAP earnings measures to exclude the mark-to-market impacts.

(8)	Historically, we have recorded income from equity method investments within our operating income as these investments operated as extensions of our base business. Beginning in the third quarter of 2015, we began to record the earnings from our equity method investments in after-tax equity method investment earnings outside of operating income following the deconsolidation of our coffee business. Refer to Note 1, Summary of Significant Accounting Policies, in our Annual Report on Form 10-K for the year ended December 31, 2016 for more information.
(9)	During the first quarter of 2017, we recorded a $58 million gain on the settlement of a pre-acquisition Cadbury tax matter.
(10)	We have excluded our proportionate share of our equity method investees’ unusual or infrequent items in order to provide investors with a comparable view of our performance across periods. Although we have shareholder rights and board representation commensurate with our ownership interests in our equity method investees and review the underlying operating results and unusual or infrequent items with them each reporting period, we do not have direct control over the operations or resulting revenue and expenses. Our use of equity method investment net earnings on an adjusted basis is not intended to imply that we have any such control. Our GAAP “diluted EPS attributable to Mondelēz International from continuing operations” includes all of our investees’ unusual and infrequent items.

We believe that the presentation of these non-GAAP financial measures, when considered together with our U.S. GAAP financial measures and the reconciliations to the corresponding U.S. GAAP financial measures, helps provide a more complete understanding of the factors and trends affecting our business than could be obtained absent these disclosures. Because non-GAAP financial measures vary among companies, the non-GAAP financial measures presented in this report may not be comparable to similarly titled measures used by other companies. Our use of these non-GAAP financial measures is not meant to be considered in isolation or as a substitute for any U.S. GAAP financial measure. A limitation of the non-GAAP financial measures is they do not include all items of income and expense that affect us and have an impact on our U.S. GAAP reported results. The best way to address this limitation is by evaluating our non-GAAP financial measures in combination with our U.S. GAAP reported results and carefully evaluating the reconciliations of U.S. GAAP reported figures to the non-GAAP financial measures.

Financial Schedules

Exhibit 99.1 to this Form 8-K contains financial schedules that provide the reconciliations for our non-GAAP financial measures before and after the adjustments made for these two business divestitures for the first quarter of 2017, all quarters of 2016 and 2015 and for the years ended December 31, 2016, 2015 and 2014.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is being furnished with this Current Report on Form 8-K.

99.1 Unaudited non-GAAP financial information and accompanying notes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDELĒZ INTERNATIONAL, INC.

By:	/s/ Brian T. Gladden
Name:	Brian T. Gladden
Title:	Executive Vice President and
Chief Financial Officer

Date: July 24, 2017

EXHIBIT INDEX

Exhibit Number	Description

99.1	Unaudited non-GAAP financial information and accompanying notes.